Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-196673) on Form S-8 of our report dated June 20, 2014, which appears in this annual report on Form 11-K of The Pep Boys Savings Plan — Puerto Rico for the year ended December 31, 2013.

/s/ ParenteBeard LLC
Philadelphia, Pennsylvania
June 20, 2014